UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported):  May 2, 2016

KEMET Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-15491	57-0923789
(State or other	(Commission File Number)	(IRS Employer
jurisdiction)		Identification No.)

2835 KEMET Way, Simpsonville, SC		29681
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (864) 963-6300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CRS 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On May 2, 2016, KEMET ELECTRONICS CORPORATION, a Delaware corporation, KEMET FOIL MANUFACTURING, LLC, a Delaware limited liability company, KEMET BLUE POWDER CORPORATION, a Nevada corporation, THE FOREST ELECTRIC COMPANY¸ an Illinois corporation and KEMET ELECTRONICS MARKETING (S) PTE LTD., a Singapore corporation (collectively, “Borrowers”), the financial institutions party thereto as lenders (collectively, “Lenders”) and BANK OF AMERICA, N.A., a national banking association, as agent for the Lenders, entered into Amendment No. 8 (the “Amendment”) to the Loan and Security Agreement dated September 30, 2010, as amended (the “Loan and Security Agreement”) which provided a $50.0 million revolving credit facility (the "Facility") to the Borrowers. Certain capitalized terms used but not defined herein have the meanings given to them in the Amendment or in the Loan and Security Agreement, which was originally filed by KEMET Corporation (the “Registrant”) as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 1-15491) filed on October 5, 2010.
Under the terms of the Amendment the Facility is increased to $65.0 million.
Other terms of the Amendment are included in the attached copy of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01     Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description of Exhibit
10.1	Amendment Number Eight to Loan and Security Agreement

Signatures
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 5, 2016	KEMET Corporation

/s/ William M. Lowe, Jr.
William M. Lowe, Jr.
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Amendment Number Eight to Loan and Security Agreement

3